UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2018

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01       Entry into a Material Definitive Agreement.

On November 8, 2018, RCM Technologies (USA), Inc. (the "Buyer"), a New Jersey corporation and a wholly-owned subsidiary of RCM Technologies, Inc. (the "Registrant"), entered into an Asset Purchase Agreement (the "Purchase Agreement"), with Thermal Kinetics Engineering, PLLC, a New York professional limited liability company ("TKE"), Thermal Kinetics Systems, LLC, a New York limited liability company (together with TKE, each a "Seller" and collectively, "Sellers"), the members of Sellers identified in Section 1 of the Purchase Agreement (each, a "Seller's Member" and collectively, "Sellers' Members").  The Registrant is also a party to the Purchase Agreement solely for purposes of being bound by the Parent Guarantee (as defined therein).

Pursuant to the Purchase Agreement, the Buyer agreed to purchase from Sellers substantially all of the assets of Sellers utilized in connection with the business of supplying equipment and providing engineering, development, and design services (the "Business").

The transactions contemplated by the Purchase Agreement closed as of the date of the Purchase Agreement.  The purchase price consisted of $1,765,000, inclusive of estimated net assumed liabilities of $700,000, resulting in  $1,065,500 being paid at closing in cash, 440,751 shares of the Registrant's Common Stock, $0.10 par value, which shares are subject to a 36-month lock-up agreement, and a series of Earn-out Payments (as defined in the Purchase Agreement) based on the net operating income of the Business (the "NOI") over the fiscal years of the Registrant ending on the last day of September in each of 2019, 2020 and 2021 (the "First Earn-Out Period," "Second Earn-Out Period" and "Third Earn-Out Period," respectively).  With respect to the Earn-out Payments, Buyer shall pay Sellers, in accordance with the terms and provisions of the Purchase Agreement, an amount equal to $600,000 for each Earn-Out period where the NOI is greater than a hurdle amount of $1,900,000 (for the First Earn-Out Period), $2,000,000 (for the Second Earn-Out Period) and $2,100,000 (for the Third Earn-Out Period), plus, for any such period, an Second-Tier Earn-out Payment amount equal to 50% of the NOI for such period in excess of the applicable hurdle amount; provided, that the Second-Tier Earn-out Payment for any given year cannot exceed $2,000,000.

Subject to the provisions of the Agreement, the Registrant absolutely, unconditionally and irrevocably guaranteed to each Seller full and punctual payment and performance by Buyer of Buyer's obligations under Section 3 (Purchase Price; Payment) and Section 9 (Indemnification) of the Purchase Agreement.

The purchase price is subject to certain adjustments including for net working capital.  The Purchase Agreement contains customary representations and warranties and indemnifications, as well as non-compete and non-solicit covenants from the Sellers and Sellers' Members.

In connection with the transaction, the Buyer entered into an agreement with Christopher J. Brown, a Seller's Member, to serve as the General Manager of the Business.

There are no material relationships between the Sellers, the Sellers' Members, the Buyer or the Registrant.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.

Item 2.01       Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The Registrant intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro Forma Financial Information. The Registrant intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit
2.1+	Asset Purchase Agreement, dated as of November 8, 2018

+  The Registrant will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: November 15, 2018